UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12
SOLERA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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Solera Holdings, Inc.
7 Village Circle, Suite 100
Westlake, TX 76262
SUPPLEMENT TO PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
To our Stockholders:
On or about October 6, 2014, you were mailed a set of proxy materials, including a Notice of Annual Meeting of Stockholders, accompanying Proxy Statement (the “Proxy Statement”) and proxy card, for the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Solera Holdings, Inc. (“we,” “us,” “our” or the “Company). The Annual Meeting will be held on November 13, 2014 at the Hyatt Regency DFW International Airport, 2334 North International Parkway, DFW Airport, Texas 75261 beginning at 8:00 A.M., local time.
The purpose of this supplement (the “Proxy Supplement”) is to revise the following information contained in the Proxy Statement: (1) the Adjusted EBITDA target of the Mission 2020 performance-based stock options granted to our named executive officers on March 29, 2013 (the “Performance-Based Awards”) for fiscal years 2014, 2015, 2016 and 2017 and (2) our fiscal year 2014 Adjusted EBITDA achievement versus the fiscal year 2014 Adjusted EBITDA target for purposes of the Performance-Based Awards.
The information relating to item (1) above revises information on page 27 of the Proxy Statement, and the information relating to item (2) above revises information on pages 27 and 47 of the Proxy Statement.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Responses to Stockholder Feedback on Mission 2020 Awards and Use of Adjusted EBITDA Metric

•
Including the investment required for Phase I of Mission 2020, the Adjusted EBITDA target for each year during the performance period is rigorous, requiring year-to-year growth comparable to our 10.9% compounded annual growth rate during the three fiscal years ended June 30, 2013. Although we did achieve our fiscal 2014 Adjusted EBITDA Vesting Trigger ($401.5 million achievement (calculation includes our noncontrolling interests in accordance with the methodology set forth in the Performance-Based Award agreements) versus a target of $380.0 million), we have not achieved the TSR Vesting Trigger as of October 6, 2014, and our initial 25% tranche of the Performance-Based Awards will not vest unless the TSR Vesting Trigger is achieved.

Mission 2020 Awards
Performance-Based Awards

•
Although we did achieve our fiscal 2014 Adjusted EBITDA Vesting Trigger ($401.5 million achievement (calculation includes our noncontrolling interests in accordance with the methodology set forth in the Performance-Based Award agreements) versus a target of $380.0 million), we have not achieved the TSR Vesting Trigger as of October 3, 2014, and our initial 25% tranche of the Performance-Based Awards has not yet vested.

Except as set forth in this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

October 16, 2014